Exhibit 3(b)

BYLAWS

OF

FIRST COMMUNITY FINANCIAL GROUP, INC.

ARTICLE 1

MEETING OF SHAREHOLDERS

Section 1.1 - Shareholder Meetings.   Shareholder meetings shall be held at the principal office of the corporation, or at such other location within or without the State of Washington as shall be determined by the Board of Directors and stated in the Notice of Meeting.

Section 1.2 - Annual Meeting.   The annual meeting of the shareholders of the corporation for the election of directors to succeed those whose terms then expire and for the transaction of any other business as may properly come before the meeting will be held each year on the date determined by the Board of Directors.  Failure to hold an election of directors at the annual meeting of the shareholders, through oversight or otherwise, does not affect the validity of any corporate action, and a meeting of the shareholders may be held at a later date for the election of directors and for the transaction of any other business that may properly come before the meeting.  Any election held or other business transacted at a later meeting will be as valid as if done or transacted at the annual meeting of the shareholders.  Any later meeting will be called in the same manner as a special meeting of the shareholders, and notice of the time, place, and purpose of the meting will be given in the same manner as notice of a special meeting of the shareholders.

Section 1.3 - Special Meetings.   Special meetings of the shareholders may be called at any time by the President, a majority of the Board of Directors, or by shareholders owning in the aggregate not less than fifty percent (50%) of the shares entitled to vote at the special meeting.  Shareholders may hold a meeting at any time and place without notice or call, upon appropriate waivers signed by all shareholders who are entitled to vote at a shareholders’ meeting.

Section 1.4 - Notice.   Written notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, Secretary or the person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation.  Each shareholder shall be responsible for providing the Secretary with the shareholder’s current mailing address to which notices of meetings and all other corporate notices may be sent.  A shareholder may waive any notice required for any meeting by executing a written waiver of notice either before or after said meeting and such waiver shall be equivalent to the giving of such notice.  The attendance of a shareholder at a shareholders’ meeting, in person or by proxy, shall constitute a waiver of notice of the meeting.

Section 1.5 - Nominations for Director.   Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of stock of the corporation entitled to vote for the election of directors; provided that nominations, other than those made by the existing Board of Directors of the corporation, shall be made in accordance with the provisions of Article 12 of the Articles of Incorporation.

Section 1.6 - Quorum.   A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  When a quorum is present at any meeting, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless otherwise by law.

Section 1.7 - Adjournment.   A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally stated in the notice of the meeting.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 1.8 - Chairman of Meeting.   The Chairman, or in his absence, the Vice Chairman, shall preside at all meetings of the shareholders unless the Board of Directors shall otherwise determine.  The Board of Directors may appoint any shareholder to act as chairman of the meeting.

Section 1.9 -  Secretary of Meeting.   The Secretary shall act as secretary at all meetings of the shareholders, and in his absence, the presiding officer may appoint any person to act as secretary.

Section 1.10 - Voting.   Each outstanding share shall be entitled to vote on each matter submitted to a vote at a meeting of shareholders.

Section 1.11 - Proxies.   At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact.  Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting.  No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 1.12 - Record Date.   For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days, and in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If no record date is fixed by the Board of Directors, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 1.13 - List of Shareholders.   The Secretary of the corporation shall make a complete list of the shareholders entitled to vote at a meeting of shareholders, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, as shown on the corporation’s stock transfer books on the record date.  Such list shall be kept on file at the registered office of the corporation for a period of ten (10) days prior to the meeting of shareholders.  Such list shall be produced and kept open at the time and place of the shareholders’ meeting and shall be subject to the inspection of any shareholder during the meeting for any proper purpose.

Section 1.14 - Order of Business.   The order of business at the annual meeting and, as far as possible, at all other meetings of the stockholders, shall be:

1.     Call to order

2.     Welcoming remarks and introductions

3.     Reading of meeting notice

4.     Determination of Quorum

5.     Minutes of previous shareholders’ meeting

6.     Chairman’s address

7.     Year’s review

8.     Amendments to Articles, if any

9.     Election of Directors

8.     Closing remarks - adjournment.

Section 2.1 - Management of Corporation.   All corporate powers shall be exercised by, or under authority of, and the business and affairs of the corporation shall be managed under the direction of the Board of Directors (hereinafter sometimes referred to as the “Board”).

Section 2.2 - Number of Directors.   The Board shall consist of not less than five (5) nor more than nine (9) members.  The exact number within such minimum and maximum limits shall be fixed and determined by resolution of the Board of Directors.  The number of directors elected by the shareholders at the last preceding annual meeting may not be increased by more than two (2) directors between annual meeting of the shareholders.  The Board may appoint qualified persons to fill the vacancies created by any such increase; provided that at no time shall the total number exceed nine (9).

Section 2.3 - Term of Office.   Each director shall hold office until the sine die adjournment of the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified unless removed in accordance with the provisions of these Bylaws.

Section 2.4 - Vacancies.   Any vacancy occurring in the Board of Directors, unless caused by the vote of the shareholders, shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 2.5 - Organization Meeting.   Immediately after the annual meeting of shareholders, the directors shall meet to elect officers and transact any other business.

Section 2.6 - Place of Meetings.   Meetings of the Board, regular or special, may be held within or without this state.

Section 2.7 - Regular Meetings.   Regular meetings of the Board shall be held, without notice, at 4:00 p.m. on the third (3rd) Wednesday of each month, at the principal office of the corporation or such other place as the Board of Directors or Executive Committee shall determine.  When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next business day unless the Board shall designate some other day.

Section 2.8 - Special Meetings.   Special meetings of the Board of Directors may be called by the Chairman, or at the request of three (3) or more directors.  Unless otherwise determined by vote of the full Board of Directors, special meetings of the Board shall be held at the main office of the corporation.

Section 2.9 - Notices.   Notices of special meetings of the Board of Directors stating the date, time, place (in the event the meeting shall be held other than at the principal office of the corporation), and in general terms the purpose or purposes thereof shall be delivered to each director, by mailing written notice at least two (2) days before the meeting or by telephoning, telegraphing or personally advising each director at least one (1) day before the meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the director at the address provided to the Secretary.  An entry of the service of notice, given in the manner above provided, shall be made in the minutes of the proceedings of the Board of Directors, and such entry, if read and approved at the subsequent meeting of the Board of Directors, shall be conclusive on the question of service.  Attendance of a director at a special meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.  A director may waive any notice required for any meeting by executing a written waiver of notice either before or after said meeting, and such waiver shall be equivalent to the giving of such notice.

Section 2.10 - Quorum.   A majority of the number of directors shall constitute a quorum for the transaction of business.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  A majority of those present at the time and place of any regular or special meeting, although less than a quorum, may adjourn from time to time, without further notice, until a quorum shall attend.  When a quorum shall attend, any business may be transacted which might have been transacted at the meeting had the same been held on the date stated in the notice of meeting.

Section 2.11 - Attendance by Conference Telecommunication.   Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section 2.12 - Consent to Action.   Any action which may be taken at a meeting of the Board of Directors, or at a meeting of any committee of the Board, may be taken without a meeting if a consent in writing, setting forth the action so to be taken shall be signed by all of the directors or all of the members of the committee.  Such consent shall have the same force and effect as a unanimous vote.

Section 2.13 - Removal of Director.   The entire Board of Directors, or any individual Director, may only be removed with cause, at a special meeting of shareholders called expressly for that purpose, by a vote of 66 2/3% of the shares then entitled to vote in an election of Directors and the vacancy caused by such removal shall be filled by the shareholders at such meeting.  Any Directors elected to fill such vacancy shall serve only for the unexpired term of his predecessor in office.

Section 2.14 - Compensation.   The directors shall receive such reasonable compensation for their services as directors and as members of any committee appointed by the Board of Directors as may be prescribed by the Board of Directors and may be reimbursed by the corporation for ordinary and reasonable expenses incurred in the performance of their duties.

Section 2.15 - Manifestation of Dissent.   A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

Section 2.16 - Age Limitation.   No person after his or her 70th birthday shall be eligible for election, re-election, or appointment or reappointment to the Board of Directors.  Upon attaining 70 years of age the Directors must offer his/her resignation to become effective at the next annual stockholder meeting.  This provision may be waived for up to one year and only upon a two-thirds (2/3) majority vote of all of the other members of the Board of Directors.

ARTICLE 3

COMMITTEES OF THE BOARD OF DIRECTORS

Section 3.1 - Executive Committee.   By resolution adopted by a majority of the entire Board of Directors, the Board may designate from among its members an Executive Committee of not less than three (3) nor more than six (6) members, and may designate one (1) of such members as chairman.  Any member of the Board may serve as an alternate member of the Executive Committee in the absence of a regular member or members.  The Executive Committee shall have and may exercise all of the authority of the Board, except that the committee shall not have the authority to:

(1)  declare dividends or distributions, except at a rate or in periodic amounts determined by the Board of Directors;

(2)  approve or recommend to shareholders actions or proposals required by applicable law to be approved by shareholders;

(3)  fill vacancies on the Board of Directors or any committee thereof;

(4)  amend the Bylaws;

(5)  authorize or approve the reacquisition of shares unless pursuant to general formula or method specified by the Board of Directors;

(6)  fix compensation of any director for serving on the Board of Directors or on any committee;

(7)  approve a plan of merger, consolidation or exchange of shares not requiring shareholder approval;

(8)  reduce earned or capital surplus; or

(9)  appoint other committees of the Board or the members thereof.

Section 3.2 - Other Committees.   By resolution adopted by a majority of the entire Board of Directors, the Board may designate from among its members such other committees as it may deem necessary, each of which shall consist of not less than three (3) directors and have such powers and duties as may from time to time be prescribed by the Board, and not inconsistent with applicable law.

Section 3.3 - Rules of Procedure.   The majority of the members of any committee may fix its rules of procedure.  All actions by any committee shall be reported in written minutes available at any reasonable time to any Board member.  Such actions shall be subject to revision, alteration and approval by the Board of Directors; provided, that no rights or acts of third parties who have relied in good faith on the authority granted herein shall be affected by such revision or alteration.

ARTICLE 4

OFFICERS AND EMPLOYEES

Section 4.1 - Election.   The Board of Directors may elect from its own number a Chairman and Vice Chairman of the Board and shall elect from its own number a President.  It may also elect such Vice Presidents (who may or may not be directors) as in the opinion of the Board the business of the corporation requires, and a Secretary, Chief Financial Officer, Treasurer and General Auditor.  The Board may also elect or appoint, or in its discretion delegate to the Chairman the authority to appoint from time to time such other or additional officers as, in its opinion, are desirable for the conduct of the business of the corporation.  Except as otherwise provided herein, any two or more offices, except President, Secretary and General Auditor may be held simultaneously by one individual.

Section 4.2 - Removal, Vacancy and Term of Office.   In its discretion, the Board may leave unfilled any office except those of President and Secretary.  In the event that the offices of Chairman and Vice Chairman are vacant, the President shall have all of the powers and shall exercise all of the duties of the office of Chairman.  Any officer or agent shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors.  All officers shall be elected and hold their respective offices at the pleasure of the Board.

Section 4.3 - Duties of Chairman.   The Chairman shall be the chief executive officer of the corporation and shall have general management of the business of the corporation. Unless the Board of Directors shall otherwise determine, he shall preside at all meetings of the shareholders and at meetings of the Board of Directors and the Executive Committee.  He shall see that all orders and resolutions of the Board of Directors and the Executive Committee are carried into effect and he shall have general supervision over the property, business and affairs of the corporation and its several officers.  He shall have the power and shall perform the duties as are regularly and customarily performed by the chief executive officer of a corporation and may delegate such of his duties as he may see fit to delegate to the Vice Chairman, the President or other officers of the corporation.  He may appoint agents or employees other than those appointed by the Board of Directors, and he shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

Section 4.4 - Duties of Vice Chairman.   The Vice Chairman shall assist the Chairman in the performance of his duties and shall have such powers and exercise such other duties as shall be delegated to him by the Board of Directors or the Chairman.  In the absence of the Chairman, the Vice Chairman shall perform all of the duties and assume all of the responsibilities of the Chairman.

Section 4.5 - Duties of President.   The President shall, subject to the authority granted to the Chairman and the Vice Chairman, be the chief administrative officer of the corporation and shall have general supervision over the day to day business of the corporation.  He shall have such other authority and shall exercise such other duties as shall, from time to time, be delegated to him by the Chairman or by the Board of Directors.

Section 4.6 - Duties of Vice Presidents.   The Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the Chairman.

Section 4.7 - Duties of Chief Financial Officer.   The Chief Financial Officer shall, subject to the authority granted by the Chairman, be responsible for all financial control of the corporation and its subsidiaries.  He shall perform such other duties as may be assigned to him by the Board of Directors or the Chairman.

Section 4.8 - Duties of Treasurer.   Except as otherwise set forth herein, the Treasurer shall, subject to the direction of the Chairman, have general custody of all the property, funds and securities of the corporation and have general supervision of the collection and disbursement of funds of the corporation.  He shall provide for the keeping of proper records of all transactions of the corporation.  He shall perform such other duties as may be assigned to him by the Board of Directors or the Chairman.

Section 4.9 - Duties of Secretary.   The Secretary shall, subject to the direction of the Chairman, keep the minutes of all meetings of the shareholders and of the Board of Directors, and to the extent ordered by the Board of Directors or the Chairman, the minutes of all meetings of all committees.  He shall cause notice to be given of the meetings of the shareholders, of the Board of Directors and of any committee appointed by the Board.  He shall have custody of the corporate seal and general charge of the records, documents and papers of the corporation not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any director.  He shall perform such other duties as may be assigned to him.

Section 4.10 - General Auditor.   The General Auditor shall be employed and his salary shall be set by the Board of Directors and he shall have the responsibility and duty of reporting directly to the Board, or to an audit committee as may be constituted by the Board, as often as might be required.  The General Auditor shall not have any of the powers or perform any of the duties of the other officers of the corporation, except as necessary to carry out the functions of his office.

Section 4.11 - Other Officers.   Such other officers as shall be appointed by the Board of Directors, or the Chairman, acting pursuant to delegated authority of the Board, shall exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to them by the Board of Directors, the Chairman or his designee.

Section 4.12 - Clerks and Agents.   The Chairman, or any other officer of the corporation authorized by him, may subject to the supervision of the Board of Directors, appoint such custodians, bookkeepers and other clerks, agents and employees as he shall deem advisable for the prompt and orderly transaction of the business of the corporation and shall define their duties, fix the salaries to be paid to them and dismiss them.

Section 4.13 - Compensation.   The Board of Directors, or a committee thereof appointed for that purpose, shall establish the types and amounts of compensation for all officers who occupy the position of Vice President or above.  Compensation for all other officers, employees or agents of the corporation shall be established by or at the direction of the Chairman.

Section 4.14 - Vacancies.   In case any office shall become vacant, the Board of Directors or the Chairman, to the extent that he possesses delegated authority to appoint such an officer, shall have the power to fill such vacancies.  In case of the absence or disability of any officer, the Board of Directors or the Chairman may delegate the powers or duties of any such officer to another officer for the time being.

Section 4.15 - Exercise of Rights of Shareholders.   Unless otherwise directed by the Board of Directors, the Chairman or his designee acting by written designation, shall have full power and authority on behalf of the corporation to attend and to vote at any meeting of shareholders of any corporation in which the corporation may hold stock, other than in a fiduciary capacity, and may exercise on behalf of their corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and delivery proxies and consents on behalf of this corporation in connection with the exercise by this corporation of the rights and powers incident to the ownership of such stock.  The Board of Directors, from time to time, may confer like powers upon any person or persons.

ARTICLE 5

SECURITY BONDS

Section 5.1 - Extent of Coverage.   Each of the officers and employees shall, when directed by the Board of Directors, furnish a fidelity bond to the corporation in such amount and under such conditions as the Board of Directors shall direct.  The Board may direct that a blanket bond in such sum as it shall determine shall be purchased by the corporation to cover all officers and employees.

ARTICLE 6

SHARES AND CERTIFICATES FOR SHARES

Section 6.1 - Consideration.   Certificates for shares of the corporation shall be issued only when fully paid for.  Subscriptions, promissory notes and future services shall not constitute for shares.

Section 6.2 - Stock Certificates.   The certificates shall be in such form as designated by the Board of Directors, shall be numbered in the order in which they shall be issued, and shall be signed by the Chairman, Vice Chairman, President or by a Vice President and by the Secretary or Assistant Secretary.  The signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation or an employee of the corporation.  If a corporate seal is maintained, it or a facsimile thereof may be affixed to the certificate.  Each certificate shall state upon its face that the corporation is organized under the laws of the State of Washington, the name of the person to whom it is issued, the number and class of shares which the certificate represents, and the par value of each share represented by the certificate or a statement that the shares are without par value.

Section 6.3 - Lost Certificates.   No new certificate shall be issued until the former certificate for the shares represented thereby shall have been surrendered and cancelled, except in the case of lost or destroyed certificates, and in that case only after the receipt of such proof of the fact of loss and such bond or other security satisfactory to the corporation, indemnifying it and all persons against loss in consequence of the issuance of such new certificate, or in such other cases satisfactory to the Board.

Section 6.4 - Transfer of Shares.   Shares of the corporation may be transferred by endorsement by the signature of the owner, his agent, attorney or legal representative, and the delivery of the certificate; but no transfer shall be valid except between the parties thereto, until the same shall have been entered upon the books of the corporation, so as to show the names of the parties, by and to whom transferred, the numbers and designation of the shares and the date of transfer.

Section 6.5 - Holder of Record.   The person registered on the books of the corporation as the owner of the issued shares shall be recognized by the corporation as the person exclusively entitled to have and to exercise the rights and privileges incident to the ownership of such shares.

Section 6.6 - Issuance of Shares.   Any shares authorized but not issued and any treasury shares owned by this corporation shall be issued, sold or otherwise transferred by this corporation only upon authorization of the Board of Directors.

Section 6.7 - Subscriptions.   A subscription for shares of this corporation shall

be in writing and upon such terms as may be approved by the Board of Directors.

Section 6.8 - Payment of Subscriptions.   A subscription for shares shall be paid in accordance with the terms set forth in the subscription or related subscription agreement, if any.  If the subscription or subscription agreement does not require payment on or before a stated date or at a fixed period after a stated date, then payment shall be made in such manner and at such times as may be determined by the Board of Directors and expressed by it in a written call for payment; provided that the call shall be uniform as to all shares of the same class or series and that the call shall be mailed to each subscriber at his last post office address known to the corporation at least thirty (30) days in advance of the date upon which payment or the first installment, if installment payments are called for, is due.

Section 6.9 - Default in Payment of Subscriptions.   If a payment required by a subscription, a subscription agreement or a call of the Board of Directors is not paid when due, then the corporation may make written demand for payment upon the defaulting subscriber by personal service or by mailing a copy of the demand to the subscriber at his last post office address known to the corporation.  If the payment is not make within twenty (20) days of the serving or mailing of the demand for payment, the corporation may terminate the subscription, forfeit the subscriber’s rights thereunder, retain as liquidated damages any sums previously paid on the subscription, and hold and dispose of the shares as though never subject to the subscription.  In lieu of forfeiture, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

ARTICLE 7

CORPORATE SEAL

Section 7.1 - Corporate Seal.   In the exercise of its discretion, the Board of Directors may adopt, amend and maintain a suitable seal for the corporation.

ARTICLE 8

MISCELLANEOUS PROVISIONS

Section 8.1 - Fiscal Year.   The fiscal year of the corporation shall be the calendar year.

Section 8.2 - Records.   The Articles of Incorporation, the Bylaws and the proceedings of all meetings of the shareholders, the Board of Directors and standing committees of the Board shall be recorded in appropriate minute books provided for that purpose.  The minutes of each meeting shall be signed by the Secretary or other officer appointed to act as secretary of the meeting and attested by the Chairman of the meeting.

ARTICLE 9

BYLAWS

Section 9.1 - Inspection.   A copy of the Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the principal office of the corporation, and shall be open for inspection of all shareholders during normal business hours.

Section 9.2 - Amendments.   The Bylaws may be amended, altered or repealed at any regular or special meeting of the Board of Directors, by a vote of the majority of the whole Board of Directors, provided that a written statement of the proposed action shall have been personally delivered or mailed to all directors at least two (2) days prior to any such meeting.